                           THE FORTRESS GROUP, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                  49,000,000 AUTHORIZED SHARES $.01 PAR VALUE




THIS CERTIFIES THAT



Is The Owner of


    FULLY PAID AND NON-ASSESSABLE SHARES OF $.01 PAR VALUE COMMON STOCK OF

                           THE FORTRESS GROUP, INC.

transferable only on the books of this Company in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

     Dated:




                                    [SEAL]

               SECRETARY                               PRESIDENT

___________                THE FORTRESS GROUP, INC.                 ___________

 NO.         INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE    $
___________       ________ % SENIOR NOTE DUE           , 2006       ___________



The Fortress Group, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of Dollars on ___________, and to pay interest thereon, semiannually on ___________ and ________________ in each year, commencing ____________ at the rate of _____% per annum, from the most recent Interest Payment Date preceding the date of this Senior Note to which interest has been paid or made available for payment, unless the date hereof is a date to which Interest on the Senior Notes has been paid or made available for payment, in which case from the date of this Senior Note, or unless no interest has been paid or made available for payment, on any of the Senior Notes, in which case from ____________, 1996, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and such interest and, to the extent lawful, interest on such defaulted interest at the rate specified herein may either be paid to the Person in whose name this Senior Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Senior Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                           THE FORTRESS GROUP, INC.

                                    [SEAL]
                   This Senior Note is one of the Securities
                 referred to in the within-mentioned Indenture

IBJ SCHRODER BANK & TRUST COMPANY,               By:___________________________
     as Trustee                                          Name:
                                                         Title:

By:________________________________              By:___________________________
   Authorized Officer                                    Name:
                                                         Title: